UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-4

     REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

     VOICE MOBILITY INTERNATIONAL, INC.
_______________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Nevada
_______________________________________________________________________________________________
(State or other jurisdiction of incorporation or organization)

4822
_______________________________________________________________________________________________
(Primary Standard Industrial Classification Code Number)

33-0777819
_______________________________________________________________________________________________
(I.R.S. Employer Identification Number)

#180 - 13777 Commerce Parkway,
Richmond, British Columbia,
Canada V6V 2X3
(604) 482-0000
_______________________________________________________________________________________________
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

     Randy G. Buchamer
Chief Executive Officer
Voice Mobility International, Inc
#180 - 13777 Commerce Parkway,
Richmond, British Columbia,
Canada V6V 2X3
(604) 482-0000
_______________________________________________________________________________________________
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     COPIES TO:
John M. Iino, Esq.
Margaret G. Graf, Esq.
Crosby, Heafey, Roach & May
1901 Avenue of the Stars, Suite 700
Los Angeles, California 90067
(310) 734-5200

      Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [   ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common stock, without par value	41,802,115	$0.20	$8,360,423	$769

(1)       Consists of (i) 36,974,448 shares of common stock of Voice Mobility International, Inc., the resulting entity, which will be continued from the State of Nevada to the federal jurisdiction of Canada (“Voice Canada”), (ii) up to 3,250,000 shares of common stock of Voice Canada, reserved for issuance under Voice Nevada’s warrants issued in connection with its 2001 special warrant financing and (iii) up to 1,577,667 shares of common stock of Voice Canada, reserved for issuance under Voice Nevada’s outstanding Class “O”, “P” and “Q” share purchase warrants; in each case assuming that the proposed resolutions are approved by the stockholders and the conversion/continuation is completed. See “Summary – The Conversion/Continuation”.

(2)       Estimated in accordance with Rule 457(c) and (f), solely for the purpose of determining the registration fee, on the basis of the average of the high and low prices reported on the Over the Counter Bulletin Board on October 17, 2002 for the Common Stock, $0.001 par value of Voice Nevada, which upon the conversion/continuation of Voice Nevada to Voice Canada will be designated as Common Stock of Voice Canada on a one-for-one basis pursuant to the conversion/continuation as described in this Registration Statement.

(3)       Estimated solely for the purpose of calculating the registration fee. The registration fee has been computed pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(4)       Of this amount, Registrant previously paid $481 in connection with its original filing of the Registration Statement.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PORTIONS AMENDED

Registrant hereby amends the cover page of this Registration Statement to include the full registration fee calculated in accordance with Rule 457(c) and (f). The original filing previously calculated the registration fee on the basis of the average of the high and low prices reported on the Over the Counter Bulletin Board on September 30, 2002. In accordance with Rule 457(c) and (f), solely for the purpose of determining the registration fee, the fee has been recalculated on the basis of the average of the high and low prices reported on the Over the Counter Bulletin Board on October 17, 2002.

Except as set forth on the cover page of this Registration Statement, no other changes are made to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, British Columbia, Canada, on the 21st day of October, 2002.

VOICE MOBILITY INTERNATIONAL, INC.

By:	/s/ Randy G. Buchamer

Randy G. Buchamer
Chief Executive Officer
(Principal Officer and Principal Accounting Executive Officer)

	Signature	Title	Date

	/s/ Randy G. Buchamer	Chairman of the Board and Chief Executive Officer	October 21, 2002

Randy G. Buchamer

	*	Director	October 21, 2002

William E. Krebs

	*	President and Director	October 21, 2002

James J. Hutton

	*	Director	October 21, 2002

Robert Neal

	*	Director	October 21, 2002

Morgan P. Sturdy

	*	Director	October 21, 2002

F. David D.Scott
		Director	October 21, 2002
*

Donald A. Calder

By:	/s/ Randy G.Buchamer

Randy G. Buchamer
Attorney-in-Fact